UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

October 5, 2015

OMNIVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Burton Drive

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 567-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01                                          Other Events

On October 5, 2015, OmniVision Technologies, Inc., a Delaware corporation (“OmniVision”), received notice from the Committee on Foreign Investment in the United States (“CFIUS”) that it has concluded its review of the proposed acquisition of OmniVision by a consortium composed of Hua Capital Management Co., Ltd., CITIC Capital Holdings Limited, and GoldStone Investment Co., Ltd., and determined that there are no unresolved national security concerns with respect to the proposed acquisition.  The proposed acquisition remains subject to the receipt of certain foreign antitrust and regulatory approvals, as well as other customary closing conditions. OmniVision expects the proposed acquisition to close in the third or fourth fiscal quarter of fiscal year 2016.

On October 6, 2015, OmniVision issued a press release announcing that it had received clearance from CFIUS. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.                                       Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release of OmniVision Technologies, Inc., dated October 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 7, 2015		OMNIVISION TECHNOLOGIES, INC.

	By:	/s/ Y. VICKY CHOU
Y. Vicky Chou Senior Vice President of Global Management and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of OmniVision Technologies, Inc., dated October 6, 2015.